CERTIFICATE OF AMENDMENT & RESTATEMENT
Of the
BYLAWS
Of
MEDIFAST, INC.
Amended through February 28, 2010

Medifast, Inc., a corporation of organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY.

FIRST: That at a meeting of the Board of Directors of Medifast, Inc. resolutions were duly adopted setting forth a proposed amendment to the Bylaws of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting for the amendment is as follows:

RESOLVED, That the Bylaws, as attached, of this corporation be amended as restated.

SECOND: That said amendments were duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said the Medifast, Inc. has caused this certificate to be signed by Bradley T. MacDonald, its Executive Chairman of the Board of Directors, this 26nday of February, 2010.

Bradley T. MacDonald
Executive Chairman of the
Board of Directors

Certificate of Amendment and Restatement
of By Laws of Medifast, Inc.
As amended thru February 28, 2010

BY-LAWS

Of

MEDIFAST, INC
A Delaware Corporation
As Amended through February 28, 2010

TABLE OF CONTENTS

BY-LAWS

Of

MEDIFAST, INC
A Delaware Corporation
As Amended through February 28, 2010

Article I. Stockholders

Section 1.1 Annual Meeting. The annual meeting of stockholders of the company, for the election of directors and for the transaction of any other business which may properly be transacted at the annual meeting, shall be held at such hour on such day and at such place within or without the State of Delaware as may be fixed by Board of Directors.

Section 1.2 Special Meetings. A special meeting of stockholders of the Company entitled to vote on any business to be considered at any such meeting may be called by the Chairman, President or the Secretary when directed to do so by resolution of the Board of Directors or at the written request of directors representing a majority of the Whole Board or at the written request of the holders of stock representing a majority of the voting power of the Company entitled to vote at such meeting. Any such request shall sate purpose or purposes of the proposed meeting.

Section 1.3 Notice of Meetings (a) Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called.

(b) Except as otherwise provided by law or the Articles not less than 10 nor more than 60 days' notice in writing of the place, day , hour and purpose or purposes of each meeting of the shareholders, whether annual or special, shall be given to each share holder of record of the Corporation entitled to vote at such meeting, either by the delivery thereof to such shareholder personally or by the mailing thereof to such shareholder in a postage prepaid envelope addressed to such shareholder at his address as it appears on the stock transfer books of the Corporation. Notice of a share holders meeting to act on an amendment of the Articles, a plan of merger or share exchange, a proposed sale of all, or substantially all of the Corporation's assets, otherwise than in the usual and regular course of business, or the dissolution of the Corporation shall not be given not less than 25 nor more than 60 days before the date of the meeting and shall be accompanied, as appropriate, by a copy of proposed amendment, plan of merger or share exchange or sale agreement. Notice of any meeting of shareholders shall not be required to be given to any shareholder who attend the meeting in person or by proxy, unless attendance is for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened, or who shall waive notice there of in a writing signed by the shareholder before, at or after such meeting. Notice of any adjourned meeting need not be given, except when expressly required by law.

(c) When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Company may transact any business which might have been transacted at the original meeting. If, however, the adjournment is for more then 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.4 Quorum. Shares representing a majority of the votes entitled to be cast on a matter by all classes or series that are entitled to vote thereon and be counted together collectively, represented in person or by proxy at any meeting of the shareholders, shall constitute a quorum for the transaction of business thereat with respect to such matter, unless otherwise provided by law or the Articles. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, the chairman of such meeting or the holder of shares representing a majority of the votes cast on the matter of adjournment, either in person or by proxy, may adjourn such meeting from time to time until a quorum is obtained. At any such adjourned meeting at which a quorum has been obtained, any business may be transacted that might have been transacted at the meeting as originally called.

Section 1.5 Organizations and Order of Business. (a) At all meetings of the shareholders, the Chairman of the board of Directors or, in the chairman's absence, such director of the Corporation as designated in writing by the Chairman of the Board of Directors shall act as chairman. In the absence of all of the foregoing persons, or, if present, with their consent, a majority of the shares entitled to vote at such meeting, may appoint any person to act as chairman, The Secretary of the Corporation shall act as secretary at all meetings of the shareholders. In the absence of the Secretary, the chairman may appoint any person to act as secretary of the meeting. The chairman shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including without limitation, the establishment of procedures for the dismissal of business not properly presented, the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

At each annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting (a) by or at the direction of the Board or (b) by any shareholder of the Corporation who shall be entitled to vote at such meetings and who complies with the notice procedures set forth in this Section 1.5. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder mush have given timely notice there of in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be given, either by personal delivery or by United States certified mail, postage prepaid, and

received at the principal executive offices of the Corporation (i) with respect to the Corporation's first annual meeting following the initial public offering of shares of its common stock,, not later than the close of business on the tenth business day following the date on which notice of such meeting is first given to shareholders, (ii) not less than 120 days nor more than 150 days before the first anniversary of the date of the Corporation's proxy statement in connection with the last annual meeting of shareholders or (iii) If no annual meeting was held in the previous year of the date of the applicable annual meeting has been changed by more then 30 days from the date of the previous year's annual meeting, not less then 60 days before the date of the applicable annual meeting. A shareholder's notice to the Secretary shall set forth as to each matter and the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reason for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's stock transfer books, of such shareholders proposing such business, (c) a representation that such shareholder is a shareholder of record and intends to appear in person or by proxy at such meeting to bring the business before the meeting specified in the notice (d)the class, series and number of shares of stock of the Corporation beneficially owned by the shareholder and (e) any material interest of the shareholder in such business. The Secretary of the Corporation shall deliver each such shareholder's notice that has been timely received to the Board or a committee designated by the Board for review. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 1.5. The chairman of the annual meeting shall, if the facts warrant, determine that the business was not brought before the meeting in accordance with the procedures prescribed by this Section 1.5. If the chairman should so determine, he shall so declare to the meeting and the business not properly brought before the meeting shall not be transacted. Notwithstanding the proposal included in the Corporation's proxy statement shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including, but not limited to, Rule 14a-8 or its successor provision. For purposes of this Bylaws, the word "own" shall mean "beneficially own" as determined pursuant to Rule 13d-3 (or any successor provision thereto) under the Exchange Act.

Section 1.5 (b) whenever directors are to be elected at a meeting, they shall be elected by a plurality of the votes cast at the meeting by the holders of stock entitled to vote thereat. Whenever any corporate action, other than an election of directors, is to be taken by vote of stockholders at a meeting, it shall, except as otherwise required by law or by the certificate of incorporation or by these By-Laws, be authorized by a majority of the votes cast at the meeting by the holders of stock entitled to vote thereat.

(c) Except as other wise provided by law or by the certificate of incorporation, each holder of record of stock of the Company entitled to vote on any matter shall be entitled to one vote for each share of capital stock standing in the name of such holder on the stock ledger of the Company on the record date for the determination of the stockholders entitled to vote on such matters

Section 1.6 Presiding Officer and Secretary. At every meeting of stockholders the Chairman, or in the Chairman's absence the CEO, or in the CEO's absence the President, or in the President's absence the Executive Vice President, if none be present, the appointee of the meeting shall preside. The Secretary, or in the Secretary's absence, the appointee of the presiding officer of the meeting, shall act as secretary of the meeting.

Section 1.7 (a) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Every proxy shall be signed by the stockholder or by such stockholder's duly authorized attorney. A proxy that does not bear a date shall be deemed to be dated the date it was first delivered to one or more of the person named to act under such proxy.

(b) A shareholder or a shareholder's duly authorized attorney-in-fact may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the shareholder or such shareholder's duly authorized attorney-in-fact or authorized officer, director, employee or agent signing such writing or causing such shareholder's signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

(c) The Secretary may approve procedures to enable a shareholder or a shareholder's duly authorized attorney-in-fact to authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, internet transmission, telephone transmission or other means of electronic transmissions to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which the judges or inspectors of election can determine that the transmission was authorized by the shareholder or the shareholder's duly authorized attorney-in-fact. If it is determined that such transmissions are valid, the judges or inspectors shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 1.7c may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 1.8 Lists of Stockholders. (a) The officer who has charge of the stock ledger of the Company shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in such stockholder's name. such list shall be open to the examination of any stockholder entitled to vote at the meeting, for any purpose germane to the

meeting,during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder entitled to vote at the meeting who is present.

(b) The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section 1.8 or the books of the Company, or to vote in person or by proxy at any meeting of stockholders.

(c) One or more judges or inspectors of election for any meeting of shareholders may be appointed by the chairman of such meeting, for the purpose of receiving and taking charge of proxies and ballots and deciding all questions as to the qualification of voters, the validity of proxies and ballots and the number of votes properly cast.

Article II. Directors

Section 2.1 General Powers and Numbers. The property, business and affairs of the Corporation shall be managed under the direction of the Board as from time to time constituted. The Board shall consist of such member of persons, not less than 3, but the number of directors may be increased to any number, not more then 15 directors as set forth in the Articles, or decreased to any number, not fewer than three directors, by amendment of these Bylaws, provided that no decrease in the number of directors shall shorten or terminate the term of any incumbent director. No director need to be a shareholder.

Section 2.2 Election and Term of Directors. (a) Directors shall be elected for terms at the annual meeting of stockholders in the year such term are to commence, except that after June 30, 1995, directors shall be elected annually at the annual meeting of stockholders. Each director shall hold office until such director's successor is elected and qualified or until such director's earlier resignation or removal for cause. If the annual election of directors is not held on the date designed therefore, the directors shall cause such election to be held as soon thereafter as convenient. The stockholders at any meeting called for the purpose, by vote of a majority of the outstanding stock entitled to vote, may remove from office any director for cause and elect such director's successor. There shall be 3 classes of Directors; the number of Directors of each class shall be determined by the Board of Directors. These Directors are classified as class I, Class II and Class III. The term of a Class I director shall be for 1 year. The term of a Class II director shall be for 2 years. The term of a class III director shall be for 3 years.

(b) Nomination and Election of Directors. At each annual meeting of shareholders, the shareholders entitled to vote shall elect the directors. No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in this Section 2.2. Nominations of persons for election to the Board may be made by the Board or any committee designated by the Board or by any shareholder entitled to

vote for the election of directors at the applicable meeting of shareholders who complies with the notice procedures set forth in this Section 2.2. Such nominations, other than those made by the Board or any committee designated by the Board, may be made only if written notice of a shareholder's intent to nominate one or more persons for election as directors at the applicable meeting of shareholders has been given, either by personal delivery or by United States certified mail, postage prepaid, to the secretary of the Corporation and received (i) with respect to the Corporation's first annual meeting following the initial public offering of shares of its common stock, not later than the close of business on the tenth business day following the date on which notice of such meeting is first given to shareholders, (ii) not less than 120 days nor more than 150 days before the first anniversary of the date of the Corporation's proxy statement in connection with the last annual meeting of shareholders', (iii) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date of the previous year's annual meeting, not less than 60 days before the date of applicable annual meeting, or (iv) with respect to any special meeting of shareholders called for the election of directors, not later than the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such shareholder's notice shall set forth (a) as to the shareholder giving the notice, (i) the name and address, as they appear on the Corporation's stock transfer books, of such shareholder, (ii) a representation that such shareholder is a shareholder of record and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice, (iii) the class and number of shares of stock of the Corporation beneficially owned by such shareholder and (iv) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder; and ((b) as to each person who the shareholder proposes to nominate for election as a director, (i) the name, age, business address and, if known, residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of stock of the Corporation that are beneficially owned by such person, (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Exchange Act and (v) the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected. The Secretary of the Corporation shall deliver each such shareholder's notice that has been timely received to the Board or a committee designated by the Board for review. Any person nominated for election as director by the Board or any committee designated by the Board shall, upon the request of the Board or such committee, furnish to the Secretary of the Corporation all such information pertaining to such person that is required to be set forth in a shareholder's notice of nomination. The chairman of the meeting of shareholders shall, if the facts warrant, determine that the nomination was not made in accordance with the procedures prescribed by this Section 2.2. If the chairman should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 2.3 Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by election at a meeting of stockholders. Vacancies and such newly created directorships may also be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Section 2.4 Resignation or Removal. Any director may resign from office at any time either by oral tender of resignation at any meeting or the Board or by oral tender to the Chairman or by giving a written notice to the Secretary of the Company. Any such resignation shall take effect at the time it specifies or, if the time be not specified, upon receipt, and the acceptance of such resignation, unless required by its terms, shall not be necessary to make such resignation effective. Otherwise Directors shall only be removed for cause by vote of a majority of the Directors.

Section 2.5 Meetings. Meetings of the Board, regular or special, may be held at any place within or without the State of Delaware. An annual meeting of the Board for the appointment of officers and the transaction of any other business shall be held immediately following the annual meeting of stockholders at the same place at which such meeting shall have been held, and no notice thereof need be given. If the meeting is not so held, the annual meeting of the Board shall take place as soon thereafter as is practicable, either at the next regular meeting of the Board or at the special meeting. The Board may fix times and places for regular meetings of the Board and no notice of such meetings need be given. A special meeting of the Board shall be held whenever called by the Chairman or by any director (except that if more than one meeting be called by directors in any period of 180 days or less, each such meeting so called may be called only by a majority of the directors then in office) at such time and place as shall be specified in the notice or waiver thereof. Notice of each special meeting shall be given by the Secretary or by person calling the meeting to each director by mailing the same, first class postage prepaid, not later than the second day before the meeting, or personally or by telegraphing, sending by telephone facsimile or telephoning the same not later than the day before the meeting.

Section 2.6 Quorum and Voting. One-third of the Whole Board of Directors shall constitute a quorum for the transaction of business (except as otherwise provided by Section 2.3 hereof), but in no event shall a quorum consist of less than two directors. If there be less than a quorum at any meeting of the Board, a majority of the directors present may adjourn the meeting from time to time, and no further notice thereof need be give other than announcement at the meeting which shall be so adjourned. Except as otherwise provided by law or by these Bylaws, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.7 Written Consents and Meetings by Telephone. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee. Members of the Board of Directors or

any committee designated by the Board may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this sentence shall constitute presence in person at such meeting.

Section 2.8 Compensation. Directors may receive compensation for services to the company in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board.

Section 2. 9 The "Whole Board". As used in these ByLaws the term "the Whole Board" or "the Whole Board of Directors" means the total number of directors which the Company would have if there were no vacancies.

Article III Committees of the Board

Section 3.1 Appointment and Powers. The Board of Directors may from time to time, by resolution passed by a majority of the whole board, designate an executive committee or such other committee or committees as it may determine, each committee to consist of one or more directors of the company.

Any such committee, to the extent provided in the resolution, shall have and may exercise any of the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it, all subject to the exceptions set forth in the General Corporation law of the State of Delaware. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and of any alternate member designated by the Board, the member or members there off present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee may adopt titles governing the method of calling and time and place of holding its meetings. Unless otherwise provided by the Board of Directors, a majority of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of the member. Of such committee present at the meeting at which a quorum is present shall be the act of such committee. Each such committee shall keep a record of its acts and proceedings and shall report thereon to the Board of Directors whenever requested so to do. Any or all members o any such committees may be removed, with or without cause, by resolution of the board of directors, adopted by a majority of the Whole Board.

Article IV. Officers, Agents and Employees

Section 4.1 Appointment and Qualification. The officers of the Company shall be a Chairman of the Board, a CEO, a CFO, a President, a Treasurer and a Secretary, and may include one or more Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries, all of whom shall be appointed by the Board of Directors. The Chairman shall be chosen from among the directors. Any number of offices may beheld by the same person. Each officer shall hold office until such officer's successor is elected and qualified or until such officer's earlier resignation or removal. The Board may appoint, and may delegate power to appoint, such other officers, agents and employees as it may deem necessary or proper, who shall hold office for such period, have such authority and perform such duties as may from time to time be prescribed by the Board.

Section 4.2 Removal of Officers, Agents or Employees. Any officer, agent or employee of the Company may be removed by the Board of Directors with or without cause at any time, and the Board may delegate such power of removal as to officers, agents and employees not appointed by the Board of Directors. Such removal shall be without prejudice to such person's contract rights, if any, but the appointment of any person as an officer, agent or employee of the Company shall not of itself create contract rights.

Section 4.3 Compensation and Bond. The compensation of the officers of the Company shall be fixed by the Board of Directors, but this power may be delegated to any officer in respect of the other officers under such officer's direction or control. The Company may secure the fidelity of any or all of its officers, agents or employees by bond or otherwise.

Section 4.4 Chairman of the Board The Chairman of the Board shall be the senior Board member. He shall ensure the Board uses the best judgment and independent discretion, and are responsible for the determination and execution of corporate policy, including supervision and vigilance for the welfare of the whole company. The Chairman shall preside at all meetings of the stockholders and of the Board at which the Chairman is present. The Chairman shall have such powers and perform such duties as generally pertain to the office of the Chairman of the Board, as well as such further powers and duties as may be prescribed by the Board. The chairman may vote the shares or other securities of any other domestic or foreign Company of any type or kind which may at anytime be owned by the Company, may execute any stockholder or other consent in respect there of and may in the Chairman's discretion delegate such powers by executing proxies, or otherwise, on behalf of the Company. The Board, by resolution from time to time, may confer like other powers upon any other person or persons.

Section 4.4a Chief Executive Officer. The chief Executive Officer shall have general charge of the business and affairs of the Company and shall keep the Board fully advised. The Chief Executive Officer shall employ and discharge employees and agents

of the Company, except such as shall be appointed by the Board, the Chief Executive Officer may delegate these powers to the other officers.

Section 4.5 President. The President shall be the chief operating officer of the Company. The President shall, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and of the Board at which the President is present. The President shall employ and discharge employees and agents of the Company accept such as shall be appointed by the Board, and the President may delegate these powers to other officers. The President shall have such powers and perform such duties as generally pertain to the office of the President, as well as such further powers and duties as may be prescribed by the Board. The Board, by resolution from time to time, may confer like-other powers upon any other person or persons.

Section 4.6 Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board of Directors, the Chairman or the President may from time to time prescribe. In the absence or inability to act of the President, unless the Board of Directors shall otherwise provide, or unless there shall be in office an Executive Vice President (who shall have been determined by the Board of Directors to be senior to all other Vice Presidents) the Vice Presidents who has served in that capacity for the longest time and who shall be present and able to act, shall perform all the duties and may exercise any of the powers of the President. The performance of any duty by a Vice President shall, in respect of any other person dealing with the Company, be conclusive evidence of such Vice President's power to act.

Section 4.7 Treasurer. The Treasurer shall have charge of all funds and securities of the Company shall endorse the same for the deposit or collection when necessary and deposit the same to the credit of the Company in such banks or depositories as the Board of Directors may authorize. The Treasurer may endorse all commercial documents requiring endorsements for or on behalf of the Company and may sign all receipts and vouchers for payments made to the company. The Treasurer shall have all such further powers and duties as generally are incident to the position of Treasurer or as may be assigned to the Treasurer by the Chairman, the President or the Board of Directors.

Section 4.8 Secretary. The Secretary shall record all proceedings of meetings of the stockholders and directors in a book kept for that purpose and shall file in such book all written consents of directors to any action taken without a meeting. The secretary shall attend to the giving and serving of all notice of the Company. The Secretary shall have custody of the seal of the Company and shall attest the same by signature whenever required. The Secretary shall have charge of the stock ledger and such other books and papers as the Board of Directors may direct, buy may delegate responsibility for maintaining the stock ledger to any transfer agent appointed by the Board. The Secretary shall have all such further powers and duties as generally are incident to the position of Secretary or as may be assigned to the Secretary by the Chairman, the CEO, the President or the Board of Directors.

Section 4.9 Assistant Treasurer. In the absence or inability to act of the Treasurer, any Assistant Treasurer may perform all the duties and exercise all the powers of the Treasurer. The performance of any such duty shall, in respect of any other person dealing with the Company, be conclusive evidence of such Assistant Treasurer's power to act. An Assistant Treasurer shall also perform such other duties as the Treasurer or the Board of Directors may assign to such person.

Section 4.10 Assistant Secretaries. In the absence or inability to act of the Secretary, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. The performance of any such duty shall, in respect of any other person dealing with the Company, be conclusive evidence of such Assistant Secretary's power to act. An assistant Secretary shall also perform such other duties as the Secretary or the Board of Directors may assign to such person.

Section 4.11 Delegation of Duties. In case of the absence of any officer or the Company, or for any other reason that the Board may deem sufficient, the Board may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.

Article V. Capital Stock

Section 5.1 Certificates. Certificates for stock of the Company shall be in such forms as shall be approved by the Board of Directors and shall be signed in the name of the Company by the Chairman, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Such certificates may be sealed with the seal of the Company or a facsimile thereof, and shall contain such information as s required by law to be stated thereon. Any of or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer, transfer agent or registrar at the date of the issue.

Section 5.2 Transfers of Stock. Transfers of stock shall be made only upon the books of the Company by the holder, in person or by duly authorized attorney, and on the surrender of the certificate or certificates for such stock properly endorsed. The Board of Directors shall have the power to make all such rules or regulations, not inconsistent with the certificate of incorporation and these By-Laws, as the Board may deem appropriate concerning the issue, transfer and registration of certificates for stock of the Company. The Board may appoint one or more transfer agents or registrars of transfers, or both, and may require all stock certificates to bear the signature of either or both, which signature or signatures may be in facsimile form if the Board by resolution authorizes such procedure.

Section 5.3 Lost, Stolen or Destroyed Certificates. The Company may issue a new stock certificate in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Company may require the owner of the lost, stolen or destroyed certificate or such owner's legal representative to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate. The board may require such owner to satisfy other reasonable requirements.

Section 5.4 Stockholder Record Date. (a) in order that the Company may determine the stockholders entitled to notice of or-to-vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange or stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days nor less than ten days before the date of such meeting, nor more than 60 days prior to any other action. Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to express consent or dissent to corporate action in writing without a meeting, or to receive payment of such dividend or other distribution, or to exercise such rights in respect of any such change, conversion or exchange of stock, or to participate in such action, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any record date so fixed.

(b) If no record date is fixed by the Board of Directors, (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date on which notice is given, (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary shall be the day on which the first written consent is expressed, and (iii) the record date of the determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; Provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Article VI. Seal

Section 6.1 Seal. The seal of the Company shall consist of a flat-faced circular die with the name of the Company in a circle and the word "Delaware" and the year of its incorporation in the center. Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Article VII. Waiver of Notice

Section 7.1 Waiver of Notice. Whenever notice is required to be given by statute, or under any provision of the certificate of incorporation or these By-Laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein- shall be deemed equivalent to notice. In the case of a stockholder, such waiver of notice may be signed by such stockholder's attorney or a proxy duly appointed in writing. Attendance of a stockholder at a meeting of stockholders, or attendance of a director at a meeting of the board of Directors or any committee thereof, shall constitute a waiver of notice of such meeting, except when such stockholder or director, as the case may be, attends a meeting for the express purpose of objection, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meetings of the stockholders, directors, or members of a committee of directors need to be specified in any written waiver of notice.

Article VIII. Indemnification

Section 8.1 Indemnification. The Company shall indemnify each director, officer, employee and agent of the Company who is a natural person, such person's heirs, executors and administrators (whether or not natural persons) and all other natural persons whom the Company is authorized to indemnify under the provisions of the General Corporation Law of the State of Delaware(including but not limited to a person who is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent (or in a like capacity) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise), to the fullest extent permitted by law, (i) against all expenses (including but not limited to attorneys and other experts' fees and disbursements), judgments', fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any actual or threatened action, suit or other proceeding, whether civil, criminal, administrative, investigative or an arbitration, or in connection with any appeal therein, or otherwise, and (ii) against all expenses (including but not limited to attorney's and other experts' fees and disbursements) actually and reasonably incurred by such person in connection with the defense or settlement of any action, suit or other proceeding by or in the right of the Company, or in connection with any appeal therein, or otherwise; and no provision of these By-Laws is intended to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights of conferred under the General Corporation law of the State of Delaware upon the Company to furnish, or upon any court to award, such indemnification, or such other indemnification as may otherwise be authorized pursuant to the General Corporation law of the State of Delaware or any other law now or hereafter in effect, including but not limited to indemnification of any employees or agents of the Company or of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The term "proceeding" shall be understood to include any inquiry or investigation that could lead to a proceeding. The indemnification provided for herein shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled and shall continue as to a person

who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators.

Section 8.2 Determinations. If and to the extent such indemnification shall require a determination whether or not the relevant person met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, such determination shall be made expeditiously at the cost of the Company after a request for the same from the person seeking indemnification. If indemnification is to be given or an advance of expenses is to be made upon a determination by independent legal counsel, such counsel may be the regular counsel to the Company. In rendering such opinion, such counsel shall be entitled to rely upon statements of fact furnished to them by persons reasonably believed by them to be credible, and such counsel shall have no liability or responsibility for the accuracy of the facts so relied upon, nor shall such counsel have any liability for the exercise of their own judgment as to matters of fact or law forming a part of the process of providing such opinion. The fees and disbursements of counsel engaged to render such opinion shall be paid by the Company whether or not such counsel ultimately are able to render the opinion that is the subject of their engagement.

Section 8.3 Business Combinations. Unless the Board of Directors shall determine otherwise with reference to a particular merger or consolidation or other business combination, for the purpose of this Article VIII references to "the Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a merger or consolidation or other business combination which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, partner, trustee, employee, agent (or in a like capacity) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

Section 8.4 Advances of Expenses. If a person who may be entitled to indemnification hereunder shall request that such person's expenses actually and reasonably incurred in connection with any action, suit, proceeding, arbitration or investigation or appeal therein be paid by the Company in advance of the final, disposition thereof, such request shall not be unreasonably refused, and a response to such request shall not be unreasonably delayed, by the Company.

Section 8.5 Employee Benefit Plans. References herein to "fines' shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a corporation agent which imposes duties on, or involves services by, the corporate agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner such person reasonably believed to be in the interest

of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Company.

Article IX. Amendments

Section 9. 1 Amendments. These By-Laws or any of them may be altered, amended or repealed, and new By-Laws may be adopted, at any annual meeting of the stockholders, or at any special meeting of the stockholders called for that purpose, by a vote of a majority of the voting power of the shares represented and entitled to vote thereat. The Board of Directors shall also have the power, by a majority vote of the Whole Board, to alter or amend or repeal the By-Laws or any of them to adopt new By-Laws; provided that (i) any such action of the Board of Directors may be amended or repealed by the stockholders at any annual meeting or any special meeting called for that purpose, (ii) the Board of Directors shall not have the power to alter or amend or repeal a specified By-Law if such By-Law is adopted by the stockholders and contains an express provision that such By-Law may be altered or amended or repealed only by action of the stockholders and (iii) Article VIII hereof may be altered or amended by the Board of Directors to increase the indemnification of the persons referred to therein to the extent permitted by law, but such Article may be otherwise altered, amended or repealed only by action of the stockholders as provided above and , in that connection , any repeal, amendment or alteration which reduces or limits the indemnification of the person to therein shall apply prospectively.